As filed with the Securities and Exchange Commission on September 8, 1998

                                                         File No.  333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                EMC CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

                                 MASSACHUSETTS
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         (State or Other Jurisdiction of Incorporation or Organization)

                                   04-2680009
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                      (I.R.S. Employer Identification No.)

35 Parkwood Drive, Hopkinton,
Massachusetts                                                      01748
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(Address of Principal Executive Offices)                         (Zip Code)
                               CONLEY CORPORATION
                             1994 STOCK OPTION PLAN
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                           (Full Title of the Plans)
                              Paul T. Dacier, Esq.
                           Vice President and General
                                    Counsel
                                EMC Corporation
                                171 South Street
                              Hopkinton, MA 01748
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                    (Name and address of agent for Service)

                                 (508) 435-1000
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         (Telephone Number, Including Area Code, of Agent For Service)


                        CALCULATION OF REGISTRATION FEE
                                               Proposed
Title of                         Proposed      Maximum
Securities        Amount         Maximum       Aggregate         Amount of
to be             to be          Offering      Offering          Registration
Registered        Registered     Price         Price             Fee

Common Stock,     200,000 (1)    $15.84(2)     $3,168,000(3)     $934.56
$.01 par
value per share
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(1)     This Registration Covers 200,000 shares of Common Stock that may be issued upon exercise of options granted under the Conley Corporation 1994 Stock Option Plan. In addition, this Registration Statement also covers an indeterminate number of additional shares of Common Stock which may be issued under said Plan pursuant to the antidilution provisions of such Plan.
(2)     Calculated based on the average price at which options may be exercised.
(3) Calculated based on the average price at which options may be exercised pursuant to Rule 457(h).

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3:  Incorporation of Documents by Reference

      The following documents are incorporated by reference in this Registration Statement:

      (a) The undersigned Registrant's Annual Report filed on Form 10-K for the fiscal year ended December 31, 1997, as amended by the Registrant's Annual Report filed on Form 10-K/A for the fiscal year ended December 31, 1997;

      (b)  All other reports previously filed by the Registrant pursuant to
           Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1997;

      (c) The description of the Registrant's common stock contained in the Company's registration statement on form 8-A, dated March 4, 1988; and

      (d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4:    Description of Securities

           Not applicable.

Item 5:    Interests of Named Experts or Counsel

           Not applicable.

Item 6:    Indemnification of Directors and Officers

      Section 67 of Chapter 156B of the General Laws of the Commonwealth of Massachusetts provides that a Massachusetts corporation may indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

      The By-laws of the Registrant provide for indemnification of officers and directors of the Registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

Item 7:    Exemption from Registration Claimed

           Not applicable.

Item 8:    Exhibits

      The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

4.1   Conley Corporation 1994 Stock Option Plan.


5 Opinion of Bingham Dana LLP as to the legality of the securities being registered.


23.1  Consent of Bingham Dana LLP (included in Exhibit 5).


23.2  Consent of PricewaterhouseCoopers LLP.


24    Power of Attorney.


Item 9:    Undertakings

           The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

           (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hopkinton, Massachusetts, on the 8th day of September
1998.

                                EMC CORPORATION

                                By: /s/ WILLIAM J. TEUBER, JR.
                                    ---------------------------
                                    William J. Teuber, Jr.
                                    Vice President and Chief Financial Officer

                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS THAT each person whose signature appears below severally constitutes and appoints Colin G. Patteson, William J. Teuber, Jr. and Paul T. Dacier, and each of them singly, with the power to act without the other, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                   Title                         Date


/s/ RICHARD J. EGAN         Chairman of the Board of       September 8, 1998
-------------------------   Directors
    Richard J. Egan         (Principal Executive Officer)


/s/ MICHAEL C. RUETTGERS    President and Chief Executive  September 8, 1998
-------------------------   Officer and Director
    Michael C. Ruettgers



/s/ COLIN G. PATTESON       Senior Vice President, Chief   September 8, 1998
-------------------------   Administrative Officer and
    Colin G. Patteson       Treasurer
                            (Principal Financial Officer)


/s/ WILLIAM J. TEUBER, JR.  Vice President and Chief       September 8, 1998
-------------------------   Financial Officer
    William J. Teuber, Jr.  (Principal Accounting Officer)

/s/ MICHAEL J. CRONIN       Director                       September 8, 1998
-------------------------
    Michael J. Cronin


/s/ JOHN F. CUNNINGHAM      Director                       September 8, 1998
-------------------------
    John F. Cunningham


/s/ JOHN R. EGAN            Director                       September 8, 1998
-------------------------
    John R. Egan


/s/ MAUREEN E. EGAN         Director                       September 8, 1998
-------------------------
    Maureen E. Egan


/s/ W. PAUL FITZGERALD      Director                       September 8, 1998
-------------------------
    W. Paul Fitzgerald


/s/ JOSEPH F. OLIVERI       Director                       September 8, 1998
-------------------------
    Joseph F. Oliveri

                                 EXHIBIT INDEX

4.1   Conley Corporation 1994 Stock Option Plan.


5 Opinion of Bingham Dana LLP as to the legality of the securities being registered.


23.1  Consent of Bingham Dana LLP (included in Exhibit 5).


23.2  Consent of PricewaterhouseCoopers LLP.


24    Power of Attorney (Contained in Part II of this Registration Statement).